Exhibit 99.1
Twilio Announces First Quarter 2026 Results

•Revenue of $1.41 billion, up 20% reported and 16% organic year-over-year
•GAAP gross profit of $684 million, up 18% year-over-year
•Non-GAAP gross profit of $697 million, up 16% year-over-year
•GAAP Income from Operations of $108 million
•Non-GAAP Income from Operations of $279 million
SAN FRANCISCO--(BUSINESS WIRE)--April 30, 2026--Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, reported financial results for its first quarter ended March 31, 2026.
“Q1 was a milestone quarter for Twilio, marked by our highest revenue and gross profit growth rates in more than three years,” said Khozema Shipchandler, CEO of Twilio. “Twilio’s performance is the result of a multi-year, companywide evolution that fundamentally transformed Twilio’s innovation velocity, GTM efficiency, and financial rigor and has led us to become a foundational infrastructure layer in the era of AI.”

First Quarter 2026 Financial Highlights

•Revenue of $1.41 billion, up 20% year-over-year. Organic revenue growth was 16% year-over-year.

•GAAP gross profit of $684.2 million, up 18% year-over-year.

•Non-GAAP gross profit of $697.5 million, up 16% year-over-year.

•GAAP income from operations of $107.7 million, up 366% year-over-year.

•Non-GAAP income from operations of $278.9 million, up 31% year-over-year.

•GAAP net income per share attributable to common stockholders, diluted, of $0.57 based on 157.8 million weighted average shares outstanding, compared with GAAP net income per share attributable to common stockholders, diluted, of $0.12 based on 161.8 million weighted average shares outstanding in the first quarter of 2025.

•Non-GAAP net income per share attributable to common stockholders, diluted, of $1.50 based on 157.8 million non-GAAP weighted average shares outstanding, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $1.14 based on 161.8 million non-GAAP weighted average shares outstanding in the first quarter of 2025.

•Net cash provided by operating activities of $153.2 million and free cash flow of $132.3 million, compared with net cash provided by operating activities of $191.0 million and free cash flow of $178.3 million for the first quarter of 2025.

Key Metrics
•Dollar-Based Net Expansion Rate of 114% for the first quarter of 2026 compared to Dollar-Based Net Expansion Rate of 107% for the first quarter of 2025.

•5,558 employees as of March 31, 2026.

Dollars in millions, except per share amounts	Q1 2026 Results
Revenue	$1,407
Y/Y Revenue Growth	20%
Y/Y Organic Revenue Growth	16%

	Amount	Margin	Y/Y Growth
GAAP gross profit	$684	49%	18%
Non-GAAP gross profit	$697	50%	16%
GAAP income from operations	$108	8%	366%
Non-GAAP income from operations	$279	20%	31%
Net cash provided by operating activities	$153	11%
Free cash flow	$132	9%
GAAP net income attributable to common stockholders	$90
Non-GAAP net income attributable to common stockholders	$236
GAAP net income per share attributable to common stockholders, diluted	$0.57
Non-GAAP net income per share attributable to common stockholders, diluted	$1.50
Share Repurchase Program
In January 2025, Twilio’s Board of Directors authorized a share repurchase program pursuant to which Twilio may repurchase up to $2.0 billion in aggregate value of its outstanding Class A common stock (“common stock”). The program is set to expire on December 31, 2027. During the first quarter of 2026, Twilio repurchased $253.4 million in aggregate value of shares of common stock. To date, Twilio has completed approximately $1.1 billion of aggregate repurchases and has $892.0 million of the originally authorized amount available for future repurchases as of March 31, 2026.
Outlook
For the second quarter ended June 30, 2026, Twilio is initiating a revenue range of $1.420 to $1.430 billion, which implies a reported revenue growth range of 15.5% to 16.5% and an organic revenue growth range of 10% to 11% year-over-year. In addition, Twilio is initiating a second quarter non-GAAP income from operations range of $250 to $260 million. Lastly, Twilio expects second quarter non-GAAP diluted earnings per share in a range of $1.27 to $1.32, based on non-GAAP weighted average diluted shares outstanding of 157 million.

Dollars and shares in millions, except per share amounts	Q2 2026 Guidance
Revenue	$1,420 - $1,430
Y/Y Revenue Growth	15.5% - 16.5%
Y/Y Organic Revenue Growth	10% - 11%
Non-GAAP income from operations	$250 - $260
Non-GAAP diluted earnings per share (1)	$1.27 - $1.32
Non-GAAP weighted average diluted shares outstanding	157

(1) Non-GAAP diluted earnings per share guidance assumes no impact from volatility of foreign exchange rates.
For fiscal year 2026, Twilio is raising its reported revenue growth range to 14% to 15% compared with 11.5% to 12.5% previously, and its organic revenue growth range to 9.5% to 10.5% year-over-year compared with 8% to 9% previously. In addition, Twilio expects full-year non-GAAP gross profit growth to be similar to its organic revenue growth range. Lastly, Twilio is raising its 2026 non-GAAP income from operations range to $1.08 billion to $1.10 billion compared to $1.04 billion to $1.06 billion previously, and raising its 2026 free cash flow range to $1.08 billion to $1.10 billion compared to $1.04 billion to $1.06 billion previously.

Dollars in millions	FY26 Guidance
Y/Y Revenue Growth	14% - 15%
Y/Y Organic Revenue Growth	9.5% - 10.5%
Non-GAAP income from operations	$1,080 - $1,100
Free cash flow	$1,080 - $1,100

Conference Call Information
Twilio is hosting a Q&A conference call today, April 30, 2026, to discuss its first quarter 2026 financial results. The conference call will begin at 2:00 p.m. (PT) / 5:00 p.m. (ET), and investors and analysts should register for the webcast in advance by visiting https://edge.media-server.com/mmc/p/sfj2jo9i. The live webcast of the conference call, as well as a replay, and Twilio’s supplemental earnings presentation, will be available on the investor relations website.
Twilio uses its investor relations website, its X feed (@twilio) and its LinkedIn page as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Today’s leading companies trust Twilio’s Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries and territories, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) visit www.twilio.com.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release and the accompanying conference call include, but are not limited to, statements about: our future financial and operating performance and outlook, including our expected financial and operating results, guidance and targets, including the assumptions underlying such guidance and targets; our anticipated strategies and business plans and our ability to successfully execute them; our ability to drive growth, profitability and free cash flow; our ability to maintain cost discipline and drive operating leverage; future investments and expenses; our expectations regarding carrier fees, and our related actions, and the impact of such fees on our financial and operating performance, including guidance; our expectations regarding our margins, including regarding price actions, product mix and growth in higher-margin products; our expectations regarding capital returns to shareholders, including share repurchases; our expectations regarding revenue from ISVs and self-serve customers; our expectations regarding our cross-sell, upsell and solution selling efforts; our pipeline of new business; the benefits our customers derive from our products; our ability to expand into new and existing markets; our innovation roadmap and the development, release and adoption of our products (and the timing thereof); the effects of our go-to-market efforts to drive profitable growth and capture market share; our expectations related to being a foundational infrastructure layer in the AI era; our expectations regarding our upcoming SIGNAL conference; and our expectations regarding the macroeconomic environment. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: the impact of global economic and political conditions and uncertainties; the accuracy of our forecasts and metrics; fluctuations in our results of operations and the levels of our customers’ usage of our platform; our ability to attract and retain customers and expand their usage of our platform; our ability to develop new products and integrate our products with third-party products effectively; our ability to manage our growth and strategic changes to our business; our ability to compete effectively in intensely competitive markets; the occurrence of and our ability to manage cybersecurity breaches and other incidents impacting our networks and systems or those of our third-party service providers; our ability to manage changes in network service provider fees and optimize our network service provider coverage and connectivity; and our compliance with industry standards, laws and regulations.

The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in our most recent filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should any of these risks materialize, or should our assumptions prove to be incorrect, actual financial results could differ materially from our projections or those implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
All forward-looking statements contained in this press release and the accompanying conference call represent our management’s beliefs and assumptions only as of the date such statements are made and we do not assume any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date on which the statements were made, or to reflect new information or the occurrence of unanticipated events, except as required by law.
Non-GAAP Financial Measures
In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying conference call include certain non-GAAP financial measures, including those listed below. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures may be helpful to investors because they provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of results of operations and assist in comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We believe organic revenue and organic revenue growth are useful in understanding the ongoing results of our operations. We believe free cash flow and free cash flow margin provide useful supplemental information to help investors understand underlying trends in our business and our liquidity.

These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation of these measures to the most directly comparable GAAP measures is included at the end of this press release. We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP measures presented in this press release and the accompanying conference call, or a GAAP reconciliation, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding forward-looking GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, we define non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles and payroll taxes related to stock-based compensation.

Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, we define non‑GAAP income (loss) from operations and non‑GAAP operating margin as GAAP income (loss) from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, impairment of long-lived assets, and gains or losses on lease termination.

Non‑GAAP Net Income Attributable to Common Stockholders and Non‑GAAP Net Income Per Share Attributable to Common Stockholders. For the periods presented, we define non-GAAP net income attributable to common stockholders and non‑GAAP net income per share attributable to common stockholders, diluted (which we refer to as “non-GAAP diluted earnings per share”) as GAAP net income (loss) attributable to common stockholders and GAAP net income (loss) per share attributable to common stockholders, diluted, respectively, adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, losses (gains) on strategic investments, payroll taxes related to stock-based compensation, accretion of debt discount and issuance costs, provision of income tax effects related to non-GAAP adjustments, income tax benefit related to acquisitions, charitable contributions, share of losses from equity method investment, impairment of equity method investment, restructuring costs, impairment of long-lived assets, gains or losses on or impairment of strategic investments, and gains or losses on lease termination.

Organic Revenue. For the periods presented, we define organic revenue as GAAP revenue, excluding (i) revenue from each acquired business and revenue from incremental increases to application-to-person (“A2P”) fees imposed by major U.S. carriers on our core messaging business, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (ii) revenue from each divested business beginning in the quarter of the closing date of such divestiture; provided that (a) if an acquisition closes or such fees are initially charged on the first day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (b) if a divestiture closes on the last day of a quarter, such revenue will be included in organic revenue for that quarter. As used in this definition, A2P fees refers to fees imposed by U.S. mobile carriers for A2P messages delivered to their subscribers, and we pass these fees to our messaging customers at cost.

Organic Revenue Growth. For the periods presented, we calculate organic revenue growth by dividing (i) organic revenue for the period presented less organic revenue in the comparative period by (ii) organic revenue in the comparative period. If revenue from certain acquisitions, divestitures or A2P fees is included or excluded in organic revenue in the period presented, then revenue from the same acquisitions, divestitures and A2P fees is included or excluded in organic revenue in the comparative period for purposes of the organic revenue growth calculation. As a result, organic revenue used in this calculation for the comparative period will not always equal organic revenue reported for the comparative period.

Free Cash Flow and Free Cash Flow Margin. For the periods presented, we define free cash flow as net cash provided by operating activities, excluding capitalized software development costs and purchases of long-lived assets, and we define free cash flow margin as free cash flow divided by revenue.

Operating Metrics

We review a number of operational and financial metrics, including Dollar-Based Net Expansion Rate (“DBNE”), to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. Our DBNE is not based on any standardized industry methodology and is not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, our DBNE may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate DBNE are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If investors or analysts do not perceive our metrics to be accurate representations of our business, or if we discover material inaccuracies in our metrics, our reputation, business, results of operations, and financial condition would be harmed.

Beginning in the first quarter of 2026, we have discontinued disclosure of Active Customer Accounts as a key metric. As a result, we are revising the definition of DBNE to remove references to Active Customer Accounts and Zipwhip accounts and instead refer to “customer accounts.” The methodology for identifying these customer accounts is unchanged from the methodology most recently used to identify Active Customer Accounts and this definitional update has no impact on our methodology for calculating DBNE or our historical or future DBNE.

Dollar-Based Net Expansion Rate. Our DBNE compares the total revenue in a quarter from all individual customer accounts, as identified by a unique account identifier, for which we have recognized at least $5 of revenue in the last month of the quarter, to revenue from those same accounts in the same quarter in the prior year. A single customer organization may constitute multiple unique customer accounts if it has multiple account identifiers. To calculate DBNE, we first identify the cohort of such customer accounts in the same quarter of the prior year. DBNE is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate DBNE for periods longer than one quarter, we use the average of the applicable quarterly DBNEs for each of the quarters in such period. Revenue from acquisitions does not impact the DBNE calculation until the quarter following the one-year anniversary of the applicable acquisition, unless the acquisition closing date is the first day of a quarter. Revenue from divestitures does not impact the DBNE calculation beginning in the quarter the divestiture closed, unless the divestiture closing date is the last day of a quarter.

We believe that measuring DBNE provides an important indication of the performance of our efforts to increase revenue from existing customers. Our ability to drive growth and generate incremental revenue depends, in part, on our ability to maintain and grow our relationships with existing customers and to increase their use of the platform. An important way in which we have historically tracked performance in this area is by measuring the DBNE for such customer accounts. Our DBNE increases when these customers increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Our DBNE decreases when these customers cease or reduce their usage of a product or when we lower usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new customer account, this new account is tied to, and revenue from this new account is included with, the original customer account for the purposes of calculating this metric.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$1,406,907	$1,172,463
Cost of revenue	722,663	590,896
Gross profit	684,244	581,567
Operating expenses:
Research and development	262,166	254,295
Sales and marketing	211,866	212,113
General and administrative	102,546	92,077
Total operating expenses	576,578	558,485
Income from operations	107,666	23,082
Other (expenses) income, net:
Share of losses from equity method investment	(27,223)	(19,471)
Other income, net	21,789	22,973
Total other (expenses) income, net	(5,434)	3,502
Income before provision for income taxes	102,232	26,584
Provision for income taxes	(12,093)	(6,567)
Net income attributable to common stockholders	$90,139	$20,017
Net income per share attributable to common stockholders:
Basic	$0.59	$0.13
Diluted	$0.57	$0.12
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	152,424,306	153,345,192
Diluted	157,759,141	161,794,287

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of March 31,	As of December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$541,976	$682,335
Short-term marketable securities	1,804,286	1,788,007
Accounts receivable, net	710,516	636,736
Prepaid expenses and other current assets	390,041	469,650
Total current assets	3,446,819	3,576,728
Property and equipment, net	181,388	176,963
Operating right-of-use assets	29,561	39,031
Equity method investment	275,093	301,642
Intangible assets, net	125,399	142,065
Goodwill	5,292,457	5,291,787
Other long-term assets	226,088	242,674
Total assets	$9,576,805	$9,770,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$91,706	$85,089
Accrued expenses and other current liabilities	456,931	608,119
Deferred revenue and customer deposits	159,569	158,677
Operating lease liability, current	32,119	35,123
Total current liabilities	740,325	887,008
Operating lease liability, noncurrent	43,290	54,162
Long-term debt, net	992,722	992,287
Other long-term liabilities	16,384	15,887
Total liabilities	1,792,721	1,949,344
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	152	152
Additional paid-in capital	16,294,528	16,148,190
Accumulated other comprehensive (loss) income	(4,317)	15,668
Accumulated deficit	(8,506,279)	(8,342,464)
Total stockholders’ equity	7,784,084	7,821,546
Total liabilities and stockholders’ equity	$9,576,805	$9,770,890

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$90,139	$20,017
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,167	49,565
Non-cash reduction to the right-of-use asset	4,715	5,170
Net amortization of investment premium and discount	(2,122)	(4,314)
Stock-based compensation	136,511	139,273
Amortization of deferred commissions	17,139	19,265
Unrealized (gains) losses on marketable equity securities	(4,795)	750
Share of losses from equity method investment	27,223	19,471
Other adjustments	10,426	7,549
Changes in operating assets and liabilities:
Accounts receivable	(74,869)	8,463
Prepaid expenses and other current assets	75,414	33,519
Other long-term assets	(3,175)	(9,416)
Accounts payable	6,502	7,853
Accrued expenses and other current liabilities	(155,755)	(94,262)
Deferred revenue and customer deposits	892	(1,634)
Operating lease liabilities	(9,096)	(10,306)
Other long-term liabilities	(110)	79
Net cash provided by operating activities	153,206	191,042
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired and payments related to prior period acquisitions	(685)	—
Purchases of marketable securities and other investments	(353,288)	(213,844)
Proceeds from sales and maturities of marketable securities and other investments	333,644	207,431
Capitalized software development costs	(16,708)	(11,564)
Purchases of long-lived assets	(4,153)	(1,163)
Net cash used in investing activities	(41,190)	(19,140)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on finance leases	(64)	(2,251)
Value of equity awards withheld for tax liabilities	(42)	(53)
Repurchases of shares of Class A common stock and related costs	(253,027)	(126,256)
Proceeds from exercises of stock options	559	2,766
Net cash used in financing activities	(252,574)	(125,794)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(140,558)	46,108
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	682,534	431,437
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$541,976	$477,545

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
GAAP gross profit	$684,244	$581,567
GAAP gross profit growth (Y/Y)	18%
GAAP gross margin	49%	50%
Non-GAAP adjustments:
Stock-based compensation	3,374	4,271
Amortization of acquired intangibles	9,356	15,682
Payroll taxes related to stock-based compensation	522	482
Non-GAAP gross profit	$697,496	$602,002
Non-GAAP gross profit growth (Y/Y)	16%
Non-GAAP gross margin	50%	51%

	Three Months Ended March 31,
	2026	2025
GAAP income from operations	$107,666	$23,082
GAAP income from operations growth (Y/Y)	366%
GAAP operating margin	8%	2%
Non-GAAP adjustments:
Stock-based compensation	136,428	137,520
Amortization of acquired intangibles	16,617	27,139
Acquisition related expenses	122	—
Payroll taxes related to stock-based compensation	11,926	11,200
Charitable contributions	3,445	2,776
Restructuring costs	2,223	11,691
Loss on lease termination	500	—
Non-GAAP income from operations	$278,927	$213,408
Non-GAAP income from operations growth (Y/Y)	31%
Non-GAAP operating margin	20%	18%

	Three Months Ended March 31,
	2026	2025
GAAP net income attributable to common stockholders	$90,139	$20,017
Non-GAAP adjustments:
Stock-based compensation	136,428	137,520
Amortization of acquired intangibles	16,617	27,139
Acquisition and divestiture related expenses	122	—
Payroll taxes related to stock-based compensation	11,926	11,200
Accretion of debt discount and issuance costs	435	419
Provision of income tax effects related to non-GAAP adjustments	(54,612)	(45,318)
Charitable contributions	3,445	2,776
Share of losses from equity method investment	27,223	19,471
Restructuring costs	2,223	11,691
Losses (gains) on strategic investments, net	2,052	(959)
Loss on lease termination	500	—
Non-GAAP net income attributable to common stockholders	$236,498	$183,956

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
GAAP net income per share attributable to common stockholders, diluted*	$0.57	$0.12
Non-GAAP adjustments:
Stock-based compensation	0.86	0.85
Amortization of acquired intangibles	0.11	0.17
Acquisition related expenses	—	—
Payroll taxes related to stock-based compensation	0.08	0.07
Accretion of debt discount and issuance costs	—	—
Provision of income tax effects related to non-GAAP adjustments	(0.35)	(0.28)
Charitable contributions	0.02	0.02
Share of losses from equity method investment	0.17	0.12
Restructuring costs	0.01	0.07
Losses (gains) on strategic investments, net	0.01	(0.01)
Loss on lease termination	—	—
Non-GAAP net income per share attributable to common stockholders, diluted	$1.50	$1.14

Weighted-average shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	157,759,141	161,794,287

* Some columns may not add due to rounding

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except percentages)
(Unaudited)

Three Months Ended March 31,
2026
Organic Revenue
GAAP Revenue	$1,406,907
A2P Revenue	(46,077)
Acquisition Revenue	(1,646)
Organic Revenue	$1,359,184
GAAP Revenue Y/Y Growth	20%
Organic Revenue Y/Y Growth	16%[1]

¹ Organic revenue for the three months ended March 31, 2025, when used as the denominator for Organic Revenue Growth for the three months ended March 31, 2026, is equal to reported revenue. Revenue for the three months ended March 31, 2025 was $1.17 billion.

	Three Months Ended March 31,
	2026	2025
Free cash flow
Net cash provided by operating activities	$153,206	$191,042
Operating cash flow margin	11%	16%
Non-GAAP adjustments:
Capitalized software development costs	(16,708)	(11,564)
Purchase of long-lived assets	(4,153)	(1,163)
Free cash flow	$132,345	$178,315
Free cash flow margin	9%	15%
Net cash used in investing activities	$(41,190)	$(19,140)
Net cash used in financing activities	$(252,574)	$(125,794)

TWILIO INC.
Supplemental Stock-Based Compensation Expense Information
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Stock-Based Compensation Expense
Cost of revenue	$3,374	$4,271
Research and development	73,011	78,066
Sales and marketing	31,149	31,359
General and administrative	28,977	25,577
Total	$136,511	$139,273
Stock-Based Compensation Expense as a % of Revenue	10%	12%

CONTACT:
Investor Contact:
Rodney Nelson
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com